UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 22, 2010

Date of Report (Date of earliest event reported)

Rovi Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-53413	26-1739297
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Merger Agreement and Shareholder Agreements

On December 22, 2010, Rovi Corporation, a Delaware corporation (the “Company”), Sparta Acquisition Sub, Inc., a California corporation and a wholly-owned subsidiary of the Company (“Acquisition Sub”), and Sonic Solutions, a California corporation (“Sonic”), entered into a definitive Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) which contemplates the acquisition by the Company, through Acquisition Sub, of all of the outstanding common stock of Sonic in a two-step transaction comprised of a combination cash and stock exchange offer for all of the issued and outstanding shares of Sonic common stock (the “Offer”), followed by a merger of Acquisition Sub with and into Sonic (the “First Merger”) immediately followed by the further merger of Sonic with and into another wholly-owned subsidiary of Rovi (the “Second Merger”, and together with the First Merger, the “Mergers”).

In the Offer, each Sonic shareholder who participates in the Offer may elect to receive consideration in the form of $14.00 per share in cash or a fraction of a share of the Company’s common stock equal to 0.2489, in each case, subject to adjustment for stock splits, stock dividends and similar events. Pursuant to the Merger Agreement, the terms of the Offer will provide that such elections shall, if necessary, be prorated and adjusted in order to cause 55% of the aggregate value of consideration paid in the Offer to consist of cash and 45% to consist of shares of Company common stock. In addition, upon the acquisition by Acquisition Sub of shares of Sonic common stock tendered in the Offer, all outstanding options and restricted stock units to acquire Sonic common stock will be affirmed and assumed by Sonic and will remain outstanding options and restricted stock units to acquire Sonic common stock. The effects of the First Merger on options to acquire Sonic common stock are discussed below.

If immediately following the successful consummation of the Offer Acquisition Sub holds, together with all shares held by the Company, at least 90% of the then-outstanding shares of Sonic common stock (the “Short-Form Merger Threshold”), then the Company and Acquisition Sub will consummate the First Merger pursuant to the short form merger procedures under the California law as soon as practicable thereafter without a vote or any further action by the holders of shares of Sonic common stock.

Sonic has also granted to the Company and Acquisition Sub an irrevocable option (the “Top-Up Option”), exercisable only in accordance with the terms and subject to the conditions set forth in the Merger Agreement, to purchase at a price per share equal to $14.00 per share, up to that number of newly issued shares of Sonic common stock (the “Top-Up Option Shares”) equal to the lowest number of shares that, when added to the number of shares of Sonic common stock collectively owned by the Company or Acquisition Sub at the time of exercise, will constitute one share of Sonic common stock more than 90% of the shares of Sonic common stock (determined on a fully-diluted basis based on a formula set forth in the Merger Agreement); provided, however, that the Top-Up Option will not be exercisable for shares of Sonic common stock in excess of the number of shares Sonic is authorized to issue under its articles of incorporation but that are not issued and outstanding.

If, at any expiration date of the Offer, all of the conditions to the consummation of the Offer have been satisfied or waived, including the condition that more than 50% of the outstanding shares of Sonic common stock (determined on a fully-diluted basis based on a formula set forth in the Merger Agreement) (the “Minimum Condition”), but the number of shares of Sonic common stock validly tendered in the Offer and not properly withdrawn is less than that number of shares of Sonic common stock that, when added to the number of shares of Sonic common stock that may be issued pursuant to the Top-Up Option, would represent the Short-Form Merger Threshold, then upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with applicable law, the Company and Acquisition Sub may, among other actions described in the Merger Agreement, elect to reduce the Minimum Condition to a number of shares of Sonic common stock such that following the purchase of shares in the Offer, the Company and its wholly owned subsidiaries, including Acquisition Sub, would own 49.9% of the then outstanding shares of Sonic common stock (the “Reduced Purchase Amount”) and purchase in the Offer, on a pro rata basis based on the shares of Sonic common stock actually deposited in the Offer, shares of Sonic common stock representing the Reduced Purchase Amount.

The Merger Agreement provides that Acquisition Sub will commence the Offer as soon as reasonably practicable after the date of the Merger Agreement. The obligation of Acquisition Sub to accept for exchange and deliver consideration for shares of Sonic common stock validly tendered in the Offer (and not withdrawn) is subject to a number of conditions set forth in the Merger Agreement, including (i) the Minimum Condition and (ii) other conditions set forth in Exhibit B to the Merger Agreement.

The Merger Agreement further provides that, following the consummation of the Offer (and if necessary, the approval of the First Merger by Sonic’s shareholders) and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Acquisition Sub will be merged with and into Sonic, and Sonic will become a wholly-owned subsidiary of the Company. If the Offer results in the Company owning that number of shares of Sonic common stock that, when added to the number of shares of Sonic common stock that may be issued pursuant to the Top-Up Option, would represent the Short-Form Merger Threshold, the Company and Acquisition Sub elect to reduce the Minimum Condition to the Reduced Purchase Amount or are otherwise permitted under applicable California law, then upon consummation of the First Merger, each then-outstanding share of Sonic common stock held by persons other than the Company and Acquisition Sub, and shareholders of Sonic who have properly preserved their appraisal rights, if any, under applicable law, will be converted into the right to receive $7.70 per share in cash and a fraction of a share of the Company’s common stock equal to 0.112, in each case, subject to adjustment for stock splits, stock dividends and similar events; provided, however, that if the Offer results in the Company owning less than that number of shares of Sonic common stock that, when added to the number of shares of Sonic common stock that may be issued pursuant to the Top-Up Option, would represent the Short-

Form Merger Threshold, then the consideration paid to Sonic shareholders in the First Merger shall consist entirely of a fraction of a share of Company common stock equal to 0.2489, subject to adjustment for stock splits, stock dividends and similar events. In addition, upon completion of the First Merger, all outstanding unvested and all vested at-the-money or out-of-the money options to acquire Sonic common stock will be assumed by the Company and will be converted into options for the Company’s common stock, as described in the Merger Agreement, and all outstanding vested in-the-money options to acquire Sonic common stock will be cancelled in exchange for a payment in the form and amount payable to Sonic shareholders in the First Merger, less the applicable exercise price of such cancelled options.

The respective boards of directors of the Company and Sonic have unanimously approved the Merger Agreement, the Offer and the First Merger and Second Merger, and the Sonic board of directors has agreed to recommend that Sonic’s shareholders tender all of their outstanding shares of Sonic common stock into the Offer and if necessary, vote in favor of the adoption of the Merger Agreement.

The Merger Agreement may be terminated by either the Company and Sonic under certain circumstances set forth in the Merger Agreement, including the failure of the Offer to be consummated on or before June 22, 2011 and the failure of the minimum tender condition to the Offer. If the Merger Agreement is terminated (a) in certain circumstances following the receipt by Sonic of an alternative acquisition proposal, or (b) as a result of the Sonic board of directors changing its recommendation in favor of the Offer and the Mergers and certain other circumstances, Sonic will be obligated to pay a termination fee to the Company, in the amount and in the circumstances described in the Merger Agreement.

The description of the Merger Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Merger Agreement referenced as Exhibit 2.1, which is incorporated by reference herein. The Merger Agreement contains representations and warranties of Sonic, the Company and Acquisition Sub made solely to each other as of specific dates. Those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by Sonic, the Company and Acquisition Sub. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among Sonic, the Company and Acquisition Sub rather than establishing matters as facts.

As inducement to the Company to enter into the Merger Agreement, on December 22, 2010, Sonic directors and certain members of Sonic’s senior management, who own approximately 11.2% of Sonic’s total equity, have signed a form of Shareholder Agreement, covering all of the shares of Sonic common stock beneficially owned by such individuals, as well as any additional shares of which they may become the beneficial owner. These Shareholder Agreements provide that the signatories thereof will tender their Sonic common stock in the Offer and will vote any remaining shares that they own for the First Merger. The Shareholder Agreements terminate upon any termination of the Merger Agreement in accordance with its terms.

The description of the Shareholder Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the form of Shareholder Agreement referenced as Exhibit 2.2, which is incorporated by reference herein.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include the expected structure of the transaction between Rovi Corporation and Sonic Solutions and the potential effects of Rovi’s decision to effect various permitted actions under the Merger Agreement. The statements made by Rovi and Sonic in this release are based upon current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the satisfaction of closing conditions for the acquisition, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act and the tender of a majority of the outstanding shares of common stock of Sonic Solutions; ability to consummate a debt financing on terms acceptable to Rovi; market conditions; the effect of the announcement of the transaction on Rovi’s and Sonic’s respective businesses; the impact of any failure to complete the Offer and the Mergers; the risk that Rovi will not realize the anticipated benefits of the acquisition; the potential inability to successfully operate or integrate Sonic’s business and expand product offerings as a result thereof; general industry and economic conditions; and other factors beyond the companies’ control and the risk factors and other cautionary statements described in Rovi’s and Sonic’s filings with the SEC. Such factors are further addressed in Rovi’s and Sonic Solution’s most recent reports on Form 10-Q for the period ended September 30, 2010 and such other documents as are filed by Rovi or Sonic with the Securities and Exchange Commission from time to time (available at www.sec.gov). Neither Rovi nor Sonic Solutions assume any obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report, except as required by law.

Additional Information and Where to Find It

The exchange offer for the outstanding common stock of Sonic Solutions referred to in this Current Report on Form 8-K has not yet commenced. This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Sonic Solutions. Sonic Solutions shareholders are urged to read the relevant exchange offer documents when they become available because they will contain important information that shareholders should consider before making any decision regarding tendering their shares. At the time the offer is commenced, Rovi will file exchange offer materials with the U.S. Securities and Exchange Commission and Sonic Solutions will file a Solicitation/Recommendation Statement with respect to the offer. The exchange offer materials (including a Prospectus and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the exchange offer. The Prospectus and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all shareholders of Sonic Solutions at no expense to them. The exchange offer materials and the Solicitation/Recommendation Statement will be made available for free at the Commission’s web site at www.sec.gov. Free copies of the Offer to Purchase, the related Letter of Transmittal and certain other offering documents will be made available by Rovi by mail to Rovi Corporation, 2830 De La Cruz Blvd, Santa Clara, CA 95050, attention: Investor Relations, and free copies of the Solicitation/Recommendation Statement will be made available by Sonic Solutions by mail to Sonic Solutions, 7250 Redwood Blvd., Suite 300 Novato, CA 94945, attention: Investor Relations.

Interests of Certain Persons in the Offer and the Mergers

Rovi will be, and certain other persons may be, soliciting Sonic Solutions shareholders to tender their shares into the exchange offer. The directors and executive officers of Rovi and the directors and executive officers of Sonic Solutions may be deemed to be participants in Rovi’s solicitation of Sonic Solutions’s shareholders to tender their shares into the exchange offer.

Investors and shareholders may obtain more detailed information regarding the names, affiliations and interests of the directors and officers of Rovi and Sonic Solutions in the exchange offer by reading the Prospectus and certain other offer documents, as well as the Solicitation/Recommendation Statement, when they become available.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit	Description

	2.1	Agreement and Plan of Merger and Reorganization, dated as of December 22, 2010, among Rovi Corporation, Sparta Acquisition Sub, Inc., and Sonic Solutions*

	2.2	Form of Shareholder Agreement, dated as of December 22, 2010, between Rovi Corporation and certain directors and executive officers of Sonic Solutions

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation
(Registrant)

Date: December 23, 2010	By:	/S/ STEPHEN YU
Stephen Yu
EVP and General Counsel

EXHIBIT INDEX

(d)	Exhibits

	Exhibit	Description

	2.1	Agreement and Plan of Merger and Reorganization dated as of December 22, 2010, among Rovi Corporation, Sparta Acquisition Sub, Inc. and Sonic Solutions*

	2.2	Form of Shareholder Agreement dated as of December 22, 2010, between Rovi Corporation and certain directors and executive officers of Sonic Solutions

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.